Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in RH’s Annual Report No. 001-35720 on Form 10-K for the year ended January 28, 2017.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

March 29, 2017